SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 15, 2007
Strategic Diagnostics Inc.
(Exact Name of Registrant Specified in Charter)

Delaware	000-68440	56-1581761

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Pencader Drive Newark, DE	19702

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (302) 456-6789
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(c) On January 15, 2007, Stan Fronczkowski joined the Registrant as Chief Financial Officer.
Mr. Fronczkowski, 55, joins SDI after 29 years with Keystone Foods LLC. From 2002 until leaving Keystone to join the Registrant, Mr. Fronczkowski served as Keystone’s Vice President for Finance, Asia-Pacific. Prior to that, from 1998 through 2002, Mr. Fronczkowski was Chief Operating Officer for Keystone Europe, Middle East and Africa, and before that served as Keystone’s Vice President, International Finance from 1988 through 1998.
Mr. Fronczkowski will receive an annual salary of $190,000. In addition, Mr. Fronczkowski will be entitled to participate in the Registrant’s Annual Incentive Plan (the “AIP”) and Long Term Incentive Plan (the “LTIP”). In the case of the AIP, Mr. Fronczkowski’s target award is 50% of his annual salary, which can be increased to up to 200% of the target based on the achievement of the specified goals under the AIP (80% based upon the Registrant’s pre-tax operating profit, and 20% based on individual goals). In the case of the LTIP, Mr. Fronczkowski’s target award is also 50% of annual salary, and is based on the achievement of the specified goals under the LTIP, which consists solely of established levels of pre-tax earnings achievement by the Registrant.
Upon joining the Registrant, Mr. Fronczkowski received a grant of 27,000 shares of the Registrant’s common stock, subject to vesting in three equal installments on the first, second and third anniversaries of the date of grant. In addition, Mr. Fronczkowski received options to purchase 60,000 shares of the Registrant’s common stock, also vesting in three equal installments on the first, second and third anniversaries of the date of grant.

Item 9.01.	Financial Statements and Exhibits.
The following exhibit is being furnished with this report
(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Shell Company Transactions.

None.

(d)	Exhibits.

Exhibit Number	Exhibit Title
99	Press Release issued on January 16, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC DIAGNOSTICS, INC.
By:	/s/ Matthew H. Knight
Matthew H. Knight
President and Chief Executive Officer

Dated: January 16, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99	Press Release issued on January 16, 2007